                                  SCHEDULE 14A
                                 (Rule 14a-101)
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                            Dated September 16, 1998

Filed by the  registrant [x]
Filed by a party other than the registrant [ ]
Check the appropriate box:
   [ ] Preliminary proxy statement
   [ ] Confidential, for use of the  Commission  Only (as permitted by Rule  14a-6(e)(2))
   [X] Definitive proxy  statement
   [ ] Definitive  additional  materials
   [ ]  Soliciting  material pursuant to Rule  14a-11(c) or Rule 14a-12

                          MIDWEST GRAIN PRODUCTS, INC.
                (Name of Registrant as Specified in Its Charter)

          ------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if Other than Registrant)

Payment of filing fee (Check the appropriate box):
   [X]  No fee required.
   [ ]  Fee Computed on table below per Exchange Act Rules 14a-
        6(i)(4) and 0-11.
        1)  Title of each class of securities to which transaction applies: ___________________________________________
        2)  Aggregate  number of  securities  to which  transaction applies: ___________________________________________
        3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ______________________
        4) Proposed maximum aggregate value of transaction:
           ----------------------------------------------------
        5) Total fee paid: ____________________________________
   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
        1) Amount previously  paid:________________________________
        2) Form, schedule or registration statement  no.:__________
        3) Filing  party:__________________________________________
        4) Date filed:____________________________________________

                        NOTICE OF 1998 ANNUAL MEETING OF
                        STOCKHOLDERS AND PROXY STATEMENT


















                               [GRAPHIC OMITTED]






                          MIDWEST GRAIN PRODUCTS, INC.

                          MIDWEST GRAIN PRODUCTS, INC.
                                1300 Main Street
                             Atchison, Kansas 66002

                               September 17, 1998

                            NOTICE OF ANNUAL MEETING

To the Stockholders:

     The Annual Meeting of Stockholders of Midwest Grain Products, Inc. will be held at the Mount Conference Center, 710 South 9th Street, Atchison, Kansas 66002, on Thursday, October 8, 1998, beginning at 10:00 a.m., local time, for the following purposes:

     o To elect three directors each for a three year-term expiring in 2001;

     o To act upon a proposal to approve the Midwest Grain Products, Inc. 1998 Stock Incentive Plan for Salaried Employees;

     o To act upon a proposal to amend the Midwest Grain Products, Inc. Stock Incentive Plan of 1996; and

     o To act upon a proposal to approve amendments to the Midwest Grain Products, Inc. 1996 Stock Option Plan for Outside Directors and options granted thereunder.

     o To transact such other business as may properly come before the meeting.

     Holders of Common and Preferred Stock of record on the books of the Company at the close of business on August 19, 1998, will be entitled to vote at the meeting or any adjournment thereof.

     STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY SO THAT, IF YOU ARE UNABLE TO ATTEND THE MEETING, YOUR SHARES MAY NEVERTHELESS BE VOTED.

                 By Order of the Board of Directors


                 s/Laidacker M. Seaberg
                 Laidacker M. Seaberg
                 President and Chief Executive Officer

                                 PROXY STATEMENT

     This Proxy Statement and the enclosed form of Proxy are being furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Midwest Grain Products, Inc. (the "Company") to be held on October 8, 1998, as set forth in the preceding Notice. It is expected that this Proxy Statement and the enclosed form of Proxy will be mailed to Stockholders commencing September 17, 1998.

                               GENERAL INFORMATION

     The holders of outstanding shares of Common Stock and Preferred Stock of the Company at the close of business on August 19, 1998, are entitled to notice of and to vote at the Annual Meeting. The presence in person or by proxy of persons entitled to vote a majority of the issued and outstanding stock of each class of stock entitled to vote will constitute a quorum for the transaction of business at the meeting. As of August 19, 1998, there were 9,700,172 shares of Common Stock outstanding and 437 shares of Preferred Stock outstanding.

     Generally, holders of Common and Preferred Stock each vote separately as a class with respect to each matter that the class is authorized to vote on with each share of stock in each class being entitled to one vote. In connection with the election of directors, the holders of Common Stock are entitled to vote on the election of Group A directors and the holders of Preferred Stock are entitled to vote on the election of Group B directors. The candidates for office which receive the highest number of votes will be elected. Both classes of stock are entitled to vote separately upon proposals to approve the Midwest Grain Products, Inc. 1998 Stock Incentive Plan for Salaried Employees (the "Salaried Plan") and amendments to the Midwest Grain Products, Inc. Stock Incentive Plan of 1996 (the "Senior Plan") and the Midwest Grain Products, Inc. 1996 Stock Option Plan for Outside Directors (the "Outside Directors' Plan"). The affirmative vote of the holders of a majority of the Preferred Stock and of a majority of the holders of Common Stock represented at the meeting is required for approval of these proposals. Although no other proposals are scheduled to come before the meeting, the affirmative vote of the holders of a majority of the voting power represented at the meeting (or such higher voting requirement as may be specified by law or the Company's Articles of Incorporation) is required for approval of other proposals.

     Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares of a class, an abstention or non-vote will have the same effect as a vote against the matter being voted upon.

     Any Stockholder giving a Proxy may revoke it at any time prior to its use by executing a later dated Proxy or by filing a written revocation with the Secretary of the Company. A Proxy may also be revoked by appearing at the meeting and voting by written ballot. All shares represented by a Proxy in the enclosed form that is properly executed and received in time for the meeting and not revoked will be voted. If a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is specified, the Proxy will be voted FOR the approval of the Salaried Plan, FOR amendments to the Senior Plan and Outside Directors' Plan and FOR each of the nominees named on the Proxy with respect to the election of directors.

     The principal executive offices of the Company are located at 1300 Main Street, Atchison, Kansas 66002 and the Company's telephone number at that address is (913) 367-1480.


                              ELECTION OF DIRECTORS

Nominees

     Two Group B Directors and one Group A Director are required to be elected at the Annual Meeting. The holders of the Common Stock are entitled to vote for the persons nominated for the Group A position. The holders of Preferred Stock are entitled to vote for the persons nominated for the Group B positions. Cloud
L. Cray, Jr. and Robert J. Reintjes have been nominated by the Board of Directors for election to the Group B positions for terms expiring at the Annual Meeting in 2001. Tom MacLeod, Jr. has been nominated by the Board of Directors for election to the Group A position for a term expiring at the Annual Meeting in 2001. Messrs. Cray, Jr., Reintjes and MacLeod, Jr. are now and have been directors of the Company for more than the past two years. Each of the nominees have consented to serve if elected. If for any reason any of the nominees should not be available or able to serve, the Proxies will exercise discretionary authority to vote for substitutes deemed by them to be in the best interests of the Company.

                                 GROUP A NOMINEE
                           (For term expiring in 2001)


TOM MACLEOD,  JR.        Mr. MacLeod, age 50, has been a director since 1986.
                         His present term expires in 1998. He is a member of the Audit and Human Resources Committees. He has been the President and Chief Operating Officer of the Iams Company since 1989, a Dayton, Ohio manufacturer of premium pet foods. Previously, he was the President and Chief Executive Officer of Kitchens of Sara Lee, a division of Sara Lee Corporation, a food products company.


                                GROUP B NOMINEES
                          (For terms expiring in 2001)


CLOUD L. CRAY,  JR.      Mr. Cray,  age 75, has been a director  since 1957, and
                         has served as Chairman of the Board since 1980. His present term expires in 1998. He served as Chief
                         Executive Officer from 1980 to September, 1988, and has been an officer of the Company and its affiliates for more than 30 years.


ROBERT J. REINTJES       Mr. Reintjes, age 66, has been a director since 1986.
                         His present term expires in 1998. He is Chairman of the Nominating Committee and a member of the Audit
                         Committee.  He has served as president of Geo. P.
                         Reintjes Co., Inc. of Kansas City, Missouri, for the past 24 years. Geo. P. Reintjes Co., Inc. is engaged in the business of refractory construction. He is a director of Butler Manufacturing Company, a manufacturer of pre-engineered buildings, and Commerce
                         Bank of Kansas City.

                                      OTHER
                                GROUP A DIRECTORS


F. D. "Fran" JABARA             Mr. Jabara, age 73, has been a Group A director
                                since October 6,  1994.  He is Chairman  of the
                                Audit Committee and a member of the Nominating
                                Committee.  He is President of Jabara Ventures
                                Group, a venture capital firm.  From September
                                1949 to August 1989 he was a distinguished professor of business at Wichita State
                                University, Wichita, Kansas. He is also a director of Commerce Bank, Wichita, Kansas and NPC International, Inc., an operator of numerous Pizza Hut and other quick service restaurants throughout the United States.

ELEANOR B. SCHWARTZ, D.B.A.     Dr. Schwartz, age 61, has been a director since
                                June 3, 1993. Her present term expires in 1999. She is also a member of the Audit
                                Committee and the Human Resources  Committee.
                                She has been the Chancellor of the University of Missouri-Kansas City since May 1992, was the Interim Chancellor from September 1991 to May
                                1992,and was previously the Vice Chancellor for
                                Academic Affairs.  She is a Trustee of Midwest
                              Research Institute and a director of each of the
                                funds in The United Group of Mutual Funds,
                                Target/The United Funds, Inc. and Waddell &
                                Reed Funds, Inc.

DARYL R. SCHALLER,  Ph.D.       Dr. Schaller, age 54, has been a director since
                                October, 1997. He is also Chairman of the Human
                                Resources Committee and a member of the Audit
                                Committee. He retired from Kellogg Co. in 1996 after 25 years of service. He served Kellogg as its Senior Vice President -- Scientific Affairs from 1994, and previously was Senior Vice
                                President - Research, Quality and Nutrition for
                                Kellogg. He is also a director of Iams Company, a producer of pet foods, and of Cancer Research
                                Foundation of America.

                                      OTHER
                                GROUP B DIRECTORS


MICHAEL BRAUDE                 Mr. Braude, age 62, has been a Group B director
                               since 1991. He is a member of the Audit and Nominating Committees. He has been the President and Chief Executive Officer of the Kansas City
                               Board of Trade, a commodity futures exchange, since 1984. Previously, he was Executive Vice
                               President and a Director of American Bank &
                               Trust Company of Kansas City. Mr. Braude is a director of NPC International, Inc., an operator of numerous Pizza Hut and other quick service restaurants throughout the United States,
                               Country Club Bank, Kansas City, Missouri and
                               National Futures Association, a member and immediate Past Chairman of the National Grain
                               Trade Council and a trustee of the University of Missouri- Kansas City and of Midwest Research
                               Institute.


RANDALL M. SCHRICK             Mr. Schrick, age 48, has been a Group B director
                               since 1987.  His present term  expires in 1999.
                               He joined the Company in 1973 and has been Vice
                               President of Operations since July,  1992. From
                               1984 to July 1992 he was Vice President and
                               General Manager of the Pekin plant. From 1982 to 1984 he was the Plant Manager of the Pekin
                               Plant. Prior to 1982, he was Production Manager at the Atchison plant.

LAIDACKER M. SEABERG           Mr. Seaberg, age 52, has been a Group B director
                               since 1979.  His present term  expires in 1999.
                               He joined the Company in 1969 and has served as the President of the Company since 1980 and as Chief Executive Officer since September, 1988.
                               He is the son-in-law of Mr. Cray, Jr.

Certain information concerning the Board and its Committees

     The Board has three standing committees: Audit, Nominating and Human Resources.

     Non-employee directors are paid a retainer at the rate of $2,500 quarterly, $625 for attendance at each meeting of the Board, and $312.50 for attendance at each meeting of a committee of the Board. Employee directors receive a fee of $437.50 for attendance at each meeting of the Board of Directors. At the Annual Meeting of Stockholders in 1996 the Stockholders approved the Midwest Grain Products, Inc. 1996 Stock Option Plan for Outside Directors. Pursuant to that Plan each non-employee director receives an automatic grant of an option to purchase 1,000 shares of the Company's Common Stock on the first business day following each annual meeting of stockholders at a price equal to the Fair Market Value of the Common Stock on that date. Pursuant to the Plan each of the non-employee directors received options on October 11, 1997, to purchase 1,000 shares of Common Stock, at a price of $ 14.25 per share. Options become exercisable on the 184th day following the date of grant and expire on the sooner of (a) five years from the date of grant, (b) three years following termination of the Director's office due to retirement following age 70, (c) one year following termination of the Director's office due to death or (d) 90 days following the date of the termination of the Director's term of office for any other reason. On September 4, 1998, the Board of Directors amended the Plan, subject to stockholder approval, to increase the maximum term of the options from five years to ten years. See "Proposal 4 APPROVAL OF AMENDMENT TO 1996 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS."

         During the fiscal year ended June 30, 1998, the Board met five times, the Audit Committee met three times, the Human Resources Committee met three times and the Nominating Committee met once. The attendance at Committee and Board meetings by all Directors in the aggregate was 92.5%. Each Director attended at least 75% of the meetings of the Board and the Committees of which the Director was a member, except for Mr. MacLeod, Jr., whose attendance at the meetings was 56%.

         The Audit Committee recommends to the Board of Directors an independent accountant to audit the books and records of the Company and its subsidiaries for the year. It also reviews, to the extent it deems appropriate, the Company's Employee Conduct Policy, litigation and pending claims, the scope, plan and findings of the independent accountants' annual audit and internal audits, recommendations of the auditor, the adequacy of internal accounting controls and audit procedures, the Company's audited financial statements, non-audit services performed by the independent auditor, and fees paid to the independent auditor for audit and non-audit services.

         The Human Resources Committee recommends to the Board of Directors the compensation of all officers and employees who earn $60,000 per year or higher. The Committee approves a bonus system for various key employees, and reviews the scope and type of compensation plans for management personnel. The Committee also administers the Company's Executive Stock Bonus Plan, the Salaried and Senior Stock Incentive Plans and Directors' Stock Option Plan and also serves as an executive search committee.

         The  Nominating  Committee  recommends  to the Board of  Directors  the qualifications for new Director nominees, candidates for nomination, and policies concerning compensation and length of service. The Committee considers written recommendations from stockholders concerning these subjects and suggests that they may be addressed to the Secretary of the Company. Recommendations for director nominees should provide pertinent information concerning the candidates' background and experience.

                                   PROPOSAL 2
            PROPOSED 1998 STOCK INCENTIVE PLAN FOR SALARIED EMPLOYEES

Proposal

       The Board of Directors recommends a vote FOR the following resolution which will be presented at the meeting:

     RESOLVED that the Midwest Grain Products, Inc. 1998 Stock Incentive Plan For Salaried Employees as set forth in Appendix A to the Midwest Grain Products, Inc. Notice of 1998 Annual Meeting of Stockholders and Proxy Statement dated September 17, 1998, is hereby approved.

General

         The Board of Directors is submitting to the stockholders for approval the Midwest Grain Products, Inc.1998 Stock Incentive Plan For Salaried Employees (the "Salaried Plan"). The Salaried Plan was adopted by the Board on March 5, 1998, subject to subsequent approval by the Stockholders. On the same date options having maximum terms of five years covering 171,360 shares of the Company's Common Stock were granted to all salaried employees of the Company other than the Executive Officers of the Company at an exercise price of $13.50 per share, which was the fair market value of the Company's Common Stock on that date. On September 4, 1998, the Human Resources Committee that administers the Plan amended those options to increase the maximum terms from five years to ten years. The grants and amendments have been made subject to subsequent approval of the Salaried Plan by the Stockholders. Accordingly, if approved by the stockholders, the Salaried Plan will authorize the implementation of the options granted in March, the amendments in September and permit the granting of additional stock options and other stock and cash awards to key employees in the future.

         The purposes of the Salaried Plan are to allow the Human Resources Committee of the Board of Directors to provide stock incentives that will encourage close identity of interests between stockholders and salaried employees and that will assist the Company in continuing to attract and retain highly qualified and motivated personnel. A copy of the Salaried Plan, as amended, is set forth as Appendix A to this Proxy Statement.

Shares Reserved under the Salaried Plan

         The number of shares of Common Stock that may be issued under the Salaried Plan for awards granted wholly or partly in stock during the term of the Salaried Plan is three hundred thousand (300,000). If any shares subject to a stock incentive are not issued or transferred or cease to be issuable or transferable under the incentive, or if any such shares are reacquired by the

Company because of the failure of a condition, such shares will not be charged against the 300,000 share limitation, and, only the net additional shares issued upon the exercise of a stock incentive through the delivery or withholding of shares of Common Stock in payment of the exercise price or withholding taxes will be counted against the limitation. The limitation will also be increased by the number of shares subject to any Substitute Stock Options granted under
Section 6(j) of the Salaried Plan. However, shares will be charged against the limitation to the extent of the number of shares covered by that portion of the related option or award which is settled by the exercise of a Stock Appreciation Right or by a cash payment under a Stock Award.

         The shares available, shares subject to outstanding incentives, exercise prices and other limitations in the Salaried Plan are subject to adjustment in the event of reorganization, reclassification, split-up, consolidation, merger, and certain distributions or similar transactions.

         The shares issuable under the Salaried Plan may be drawn from either authorized but previously unissued shares of Common Stock or from reacquired shares of Common Stock, including shares purchased by the Company on the open market and held as treasury shares.

Material Features of the Salaried Plan

         The following brief description of the material features of the Salaried Plan is qualified in its entirety by reference to the full text of the attached copy of the Salaried Plan.

         The Salaried Plan will be administered by a committee of the Board of Directors composed solely of two or more non-employee or "outside" directors as defined by Section 162(m) of the Code and Rule 16b-3(b)(3) of the Securities and Exchange Commission ("Committee"). Currently the Human Resources Committee is serving as the Committee. The Committee will have, among other powers, the power to interpret the Salaried Plan and to establish, waive, amend, or suspend rules and regulations under the Salaried Plan. Subject to the terms of the Salaried Plan, the Committee may also authorize the amendment of outstanding Award Agreements so long as any amendment would not adversely affect the rights of the Participant.

         The Committee has the sole and complete authority to grant to eligible participants ("Participants") one or more Incentives ("Incentives") consisting of Stock Options, Stock Appreciation Rights, and Stock Awards or a combination of any of these Incentives.

         Stock Options may be granted in the form of Incentive Stock Options ("ISOs") which may qualify for special tax treatment or as Nonqualified Stock Options ("NQSOs"). Stock Options entitle the Optionee to purchase shares subject to the option at not less than 100% of fair market value at the date of grant during terms that may not exceed ten years.

         A Stock Appreciation Right is a right granted in connection with an Option that entitles the holder to settle all or part of the Option for a payment of the appreciation in the option in cash or in shares of Common Stock having a fair market value equal to the appreciation.

         Stock Awards generally provide for the grant of restricted stock with full vesting generally conditioned on continued employment during a specified period with or without additional conditions relating to the achievement of performance objectives. Shares subject to a Stock Award may be issued or transferred to a Key Employee when the Award is granted, or subsequently, as the Committee shall determine. If the Award provides for a subsequent issue, the Committee may provide for payment of amounts not exceeding the cash dividends which would have been payable had the shares been issued at the time of grant. Any amount payable in shares of Common Stock under an Award may be paid in cash equal to the Fair Market Value of the shares. A Stock Award may contain such terms and conditions as the Committee may determine with respect to transfer, payment or forfeiture of all or any part of the Stock Award, except that shares subject to Stock Awards must provide for restrictions on transfer and/or ownership that continue for a period of at least one year from the date of grant in the case of awards that are performance based and that continue for a period of three years from the date of grant in the case of Stock Awards that are not performance based. Each Stock Incentive will be evidenced by a written award agreement that will specify the terms and conditions of the Stock Incentive and any rules applicable thereto. The Committee has the sole discretion to determine the number or amount of shares, units, cash or other rights to be awarded to any participant; however, subject to adjustment, no Executive Officer of the Company may receive Incentives under the Salaried Plan in any calendar year that relate to more than fifty thousand (50,000) shares of Common Stock. Incentives are nontransferable unless the Award Agreement provides otherwise. No Incentives may be granted under the Salaried Plan after March 4, 2008.

Eligible Participants

         The Committee may grant Stock Incentives only to full time salaried employees who are not members of the Committee. In this respect, the Committee may exercise complete discretion with respect to (a) the amount of stock incentives to be granted, (b) the timing of any grant, and (c) the identification of salaried employees to receive grants. In exercising that discretion, the Committee may take into account all legally cognizable factors such as the participant's performance and length of service, recommendations of supervisors, management and other superiors, the performance of business units, departments or divisions within which the participant is employed, and the financial condition and performance of the Company as a whole. The Committee may also grant options individually or to specified classes or groups of persons and thereby exclude other individuals, classes or groups that may otherwise be eligible to participate in an option grant. Nothing contained in the Salaried Plan is intended to provide any salaried employee with any right to receive any stock incentive simply by virtue of such person's being or achieving the status of a salaried employee

Amendments to the Salaried Plan

         At any time the Board may amend or terminate the Salaried Plan; provided that it may not amend the Salaried Plan without an affirmative vote of the stockholders with respect to any amendment that (i) increases the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Stock Incentives, (ii) permits any person who is not determined to be a full time salaried employee to be granted a Stock Incentive, (iii) amends the provisions of paragraph (b) of Section 6 relating to price, (iv) amends Section 9 to extend the term of the Salaried Plan, or (v) amends the amendment provisions of the Salaried Plan.

New Plan Benefits and Participation

         A total of 171,360 shares of Common Stock are subject to outstanding stock options granted under the Salaried Plan. All of the options were granted on March 5, 1998, at an exercise price of $13.50 per share, which was the fair market value of the stock at the date of grant. All of the Company's full time salaried employees on March 5, 1998, were included in the grant other than eight executive officers who received grants under the Senior Plan in December 1997. The options are subject to shareholder approval of the Salaried Plan and are otherwise exercisable in four equal annual installments commencing on the first anniversary of the date of grant. The March 5, 1998, options have maximum terms of five years. On September 4, 1998, the Committee amended those options to extend the maximum terms to ten years from the date of grant. All of the options are "Incentive Stock Options" under the Internal Revenue Code ("The Code").

         Except for the options granted with respect to 171,360 shares, described in the preceding paragraph, no benefits or amounts have been allocated under the Salaried Plan, nor are any such benefits or amounts now determinable and it is not possible to predict the number or identity of future salaried employees of the Company who may participate in the Salaried Plan, or except as set forth in the Salaried Plan, to describe the terms and restrictions that may be included in specific award agreements.

Discussion of Federal Income Tax Consequences

         Set forth below is a brief description of certain significant United States federal income tax consequences of the Salaried Plan, under existing law. References to the "Company" shall mean the Company or any subsidiary of the Company that employs the participating employee, as the case may be. In addition, the discussion applies primarily to participating employees who are citizens or resident aliens of the United States whose tax home or abode is in the United States.

         The discussion is based on the Code and applicable regulations thereunder in effect on the date hereof. Any subsequent changes in the Code or such regulations may affect the accuracy of this discussion. In addition, this discussion does not consider any state, local or foreign tax consequences or any circumstances that are unique to a particular participant that may affect the accuracy or applicability of this discussion.

         Incentive Stock Options

         No taxable income is recognized by the optionee upon the grant or exercise of an ISO that meets the requirements of Section 422 of the Code. However, the exercise of an ISO may result in alternative minimum tax liability for the optionee. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year after the date of exercise, then, upon sale of the shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the Company for federal income tax purposes.

         If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise over the exercise price of the underlying options (the "Appreciation"), and the Company will be entitled to deduct such amount. Any gain realized from the shares in excess of the amount taxed as ordinary income will be taxed as capital gain and will not be deductible by the Company.

         An ISO will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment, except in certain cases where the ISO is exercised after the death or permanent and total disability of the optionee. If an ISO is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified stock option ("NQSO").

         Nonqualified Stock Options

         No taxable income is recognized by the optionee at the time a NQSO is granted under the Salaried Plan. Generally, on the date of exercise of a NQSO, ordinary income is recognized by the optionee in the amount of the Appreciation and the Company receives a tax deduction for the same amount. Upon disposition of the shares acquired, an optionee generally recognizes the appreciation or depreciation on the shares after the date of exercise as either short-term or long-term capital gain or loss depending on how long the shares have been held.

         If the stock received upon exercise of an option or stock appreciation right is subject to a substantial risk of forfeiture, the income and deduction, if any, associated with such award may be deferred in accordance with the rules described below for restricted stock.

         Stock Appreciation Rights

         No income will be recognized by an optionee in connection with the grant of a stock appreciation right ("SAR"). When the SAR is exercised, the optionee will generally be required to include as taxable ordinary income in the year of such exercise an amount equal to the amount of cash received and the fair market value of any stock received. The Company will generally be entitled to a deduction equal to the amount includable as ordinary income by the optionee.

         Restricted Stock

         A recipient of restricted stock under a Stock Award generally will be subject to tax at ordinary income rates on the excess of the fair market value of the stock (measured at the time the stock is either transferable or is no longer subject to forfeiture) over the amount, if any, paid for such stock. However, a recipient who elects under Section 83(b) of the Code within 30 days of the date of issuance of the restricted stock to be taxed at the time of issuance of the restricted stock will recognize ordinary income on the date of issuance equal to the fair market value of the shares of restricted stock at that time (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for the stock. If the shares subject to the election are forfeited, the recipient will be entitled to a capital loss for tax purposes only for the amount paid for the forfeited shares, not the amount recognized as ordinary income as a result of the Section 83(b) election. The holding period to determine whether the recipient has long-term or short-term capital gain or loss upon sale of shares begins when the forfeiture period expires (or upon issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b) of the Code).

         Limitation on Company Deductions for Certain Compensation

         Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility for the Company. This limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the chief executive officer of the Company or any one of the other four highest paid executive officers who are employed by the Company on the last day of the taxable year. However, certain "performance- based compensation," the material terms of which are disclosed to and approved by stockholders is not subject to this limitation on deductibility. The Company has structured the stock option and stock appreciation rights portions of the Salaried Plan with the intention that compensation resulting therefrom would be qualified performance-based compensation that would be deductible. To qualify, the Company is seeking stockholder approval of the Salaried Plan. However, incentives that may be issued under the Stock Awards feature of the Salaried Plan may not necessarily satisfy the definition of performance based compensation as defined by the Code unless the granting or vesting of incentives are based upon performance goals that have been approved by a further stockholder vote.

Approval

         Approval of the Salaried Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock and a majority of the shares of Preferred Stock represented at the meeting. Broker non-votes will not be treated as shares present or represented and entitled to vote at the Annual Meeting. The Board of Directors believes that the approval of this Salaried Plan is in the best interests of the Company since it will facilitate the Company's attraction, motivation and retention of key employees.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE SALARIED PLAN.

                                   PROPOSAL 3

               PROPOSED AMENDMENT TO STOCK INCENTIVE PLAN OF 1996

Proposal

         The Board of Directors recommends a vote FOR the following resolution which will be presented at the meeting:

                           RESOLVED that Section 4(a) of the Midwest Grain Products, Inc. Stock Incentive Plan of 1996 be amended to increase the aggregate number of shares of Common Stock of the Company which may be issued or transferred pursuant to stock incentives granted under the plan from 450,000 to 600,000.

General

         In 1996 the Stockholders approved the Midwest Grain Products, Inc. Stock Incentive Plan of 1996 (the "Senior Plan"). The Senior Plan is essentially the same as and has the same purpose as the Salaried Plan described above, except that it only permits grants of stock incentives to "Key Employees" while the Salaried Plan permits grants to all full time salaried employees. As a consequence, the Human Resources Committee (the "Committee"), which administers both Plans, has limited participation in the Senior Plan to senior executives and has extended the Salaried Plan to all salaried employees other than the senior executives who are participating in the Senior Plan. A copy of the Senior Plan is appended to the Company's 1996 Proxy Statement dated September 19, 1996, and may be accessed via the internet at http://www.sec.gov/cgi-bin/srch-edgar?midwest+grain under the listing DEF 14A (9-17-96).

Discussion of Proposed Amendment

         The Senior Plan presently authorizes the issuance of up to 450,000 shares of the Company's Common Stock pursuant to options and other forms of stock incentives that may be awarded under that Plan. Since its inception in 1996, the Committee has granted options to purchase shares of the Company's Common Stock each year to senior executives for an aggregate grant of 256,000 shares. The options were granted with maximum terms of five years at per share exercise prices of $14.00 in fiscal 1996, $15.25 in fiscal 1997 and $13.75 in fiscal 1998. On September 4, 1998, the Human Resources Committee that administers the Plan amended those options to increase the maximum terms from five years to ten years from the date of grant. At the present grant rate, the Committee anticipates that the number of shares reserved for grant will be exhausted in a little over a year. In order to provide for future grants beyond that time and for possible other contingencies, the Committee and the Board believed that it would be appropriate to revise the number of shares reserved under that Plan at the same time as the stockholders were asked to consider the reservation of shares under the Salaried Plan for all other salaried employees. The proposed increase in the number of shares under the Senior Plan from 450,000 to 600,000, together with the 300,000 shares reserved under the Salaried Plan will result in a total authorization under both plans of 900,000 shares. An additional 90,000 shares are also authorized under the Company's Stock Option Plan for Outside Directors that was also approved by the Stockholders in 1996. The total reserved under all three plans would be 990,000, or approximately 10.2% of total shares of Common Stock presently outstanding. The Board and the Committee believe that this level of authorization is consistent with levels maintained by other public companies having comparable market capitalizations and should be sufficient for presently anticipated needs under the Plans.

         If the proposed amendment is adopted, the number of shares of common stock that may be issued with respect to stock incentives granted under the Senior Plan will be 600,000. If any shares subject to a stock incentive are not issued or transferred or cease to be issuable or transferable under the incentive, or if any such shares are reacquired by the Company because of the failure of a condition, such shares will not be charged against the 600,000 share limitation, and, only the net additional shares issued upon the exercise of a stock incentive through the delivery or withholding of shares of Common Stock in payment of the exercise price or withholding taxes will be counted against the limitation. The limitation will also be increased by the number of shares subject to any Substitute Stock Options granted in connection with a merger or acquisition. However, shares will be charged against the limitation to the extent of the number of shares covered by that portion of the related option or award which is settled by the exercise of a Stock Appreciation Right or by a cash payment under a Stock Award.

Approval

         Approval of the increase in shares for the Senior Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock and a majority of the shares of Preferred Stock represented at the meeting. Broker non-votes will not be treated as shares present or represented and entitled to vote at the Annual Meeting. The board of Directors believes that the approval of this amendment is in the best interests of the Company since it will facilitate the Company's attraction, motivation and retention of key employees.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE SENIOR PLAN.

                                   PROPOSAL 4

                            APPROVAL OF AMENDMENT TO
                  1996 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

Proposal

         The Board of Directors recommends a vote FOR the following resolution which will be presented at the meeting:

                       RESOLVED that actions of the Board of Directors amending Section 5(b)(4) of the Midwest Grain Products, Inc. 1996 Stock Option Plan for Outside Directors and the maximum terms of options granted thereunder are hereby approved.

General

         In 1996 the Stockholders approved the 1996 Stock Option Plan for Outside Directors (the "Outside Directors' Plan"). Under the Outside Directors' Plan outside or non-employee directors of the Company are automatically granted an option to purchase 1,000 shares of the Company's Common Stock on the first business day following each annual meeting of stockholders at a price equal to the fair market value of the Common Stock on that date. Under section 5(b)(4) of the Outside Directors' Plan such options have maximum terms of five years. Under the amendments the maximum five year term would be extended to ten years. A copy of the Outside Directors' Plan is appended to the Company's 1996 Proxy Statement dated September 19, 1996, and may be accessed via the internet at http://www.sec.gov/cgi-bin/srch-edgar?midwest+grain under the listing DEF 14A (9-17-96).

Discussion of Proposed Amendment

         Based on a report from Hay Management Consultants, on September 4, 1998, the Human Resources Committee of the Board amended outstanding options granted under the Senior and Salaried Plans so that their maximum terms would be extended from five years to ten years. The Committee took the action to insure that the options would be effective to accomplish their purposes and to make them competitive with most options granted by other public companies, which generally provide for ten year rather than five year maximum terms. Concurrent with that action the Committee recommended to the Board and for the same reasons that similar action be taken with respect to options granted and to be granted under the Outside Directors' Plan. After considering the matter, the full Board adopted amendments to Section 5(b)(4) and to outstanding options granted under that Plan consistent with the Committee's recommendation, with the effectiveness of the action conditioned upon stockholder approval. These actions were taken by the Board on September 4, 1998.

         The amendment to the Plan and each outstanding option revises the word "five" to "ten" as follows:


                  "(4) Each Stock Option shall cease to be exercisable on the date that is ten years following the date of grant."


         The Outside Directors' Plan presently authorizes the issuance of up to 90,000 shares of the Company's Common Stock pursuant to options granted under that Plan. An aggregate of 14,000 shares of Common Stock are covered by options previously granted under that Plan, 7,000 of which were granted in 1996 at an exercise price of $16.25 per share and 7,000 of which were granted in 1997 at an exercise price of $14.25 per share.

Approval

         Approval of the amendments requires the affirmative vote of the holders of a majority of the shares of Common Stock and a majority of the shares of Preferred Stock represented at the meeting. Broker non-votes will not be treated as shares present or represented and entitled to vote at the Annual Meeting. The Board of Directors believes that the approval of this amendment is in the best interests of the Company since it will facilitate the Company's attraction, motivation and retention of outside directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE OUTSIDE DIRECTOR'S PLAN AND OPTIONS GRANTED
THEREUNDER.

                                  OTHER MATTERS

         At this time the Company has no knowledge of any matters to come before the meeting for action by the stockholders other than the election of directors and the proposals on the Salaried and Senior Plans. However, if any other matters come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in their best judgment.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth information concerning compensation for each of the years ending June 30, 1998, 1997 and 1996 awarded to, earned by, or paid to the five most highly compensated executive officers of the Company for services rendered in each of those years:


                           SUMMARY COMPENSATION TABLE


                                                           Long-Term
                                                          Compensation
                            Annual Compensation              Awards
                       ------------------------------     ------------
                                                            Securities
                                           Other Annual  Underlying   All Other
Name and                     Salary  Bonus Compensation   Options   Compensation
Principal Position      Year ($) (1)  ($)      ($)           (#)        ($) (1)
--------------------    ---- ------- ----- ------------ ----------- ------------

Laidacker M. Seaberg
 President and Chief    1998  314,495   ---    ---         24,000      14,399
 Executive Officer      1997  299,520   ---    ---         24,000      11,986
                        1996  225,226   ---    ---         24,000       ---
Randy M. Schrick
 Vice President of      1998  143,500   ---    ---         12,000      12,914
 Operations             1997  136,675   ---    ---         12,000      10,924
                        1996  118,812   ---    ---         12,000       ---
Robert G. Booe
 Vice President-
 Administration,        1998  143,500   ---    ---         12,000      12,914
 Controller, and Chief  1997  136,675   ---    ---         12,000      10,924
 Financial Officer      1996  118,812   ---    ---         12,000       ---

Sukh Bassi, Ph.D.
 Vice President-
 Wheat Gluten           1998  126,588  15,000  ---          7,000       9,637
 Marketing and Research 1997  120,550   ---    ---          7,000       9,637
 and Development        1996  104,785   ---    ---          7,000        ---

Gerald Lasater
 Vice President-        1998  117,362   ---    ---          7,000      10,565
 Wheat Starch Marketing 1997  112,250   ---    ---          7,000       8,974
                        1996   98,013   ---    ---          7,000        ---

-----------------

(1) Consists of the amount of the Company's contributions to the Company's Employee Stock Ownership Plans allocated to the accounts of each executive officer for the years indicated.

Stock Options

         The following table contains information concerning the grant of stock options under the Company's Stock Incentive Plan of 1996 to the Named Executive Officers during the fiscal year ended June 30, 1998.


                          OPTION GRANTS IN FISCAL 1998

                                                                   Potential
                                Individual Grants               Realizable Value
                     Number of  % of Total                       at Assumed
                     Securities  Options                       Annual Rates of
                     Underlying Granted to                       Stock Price
                     Options    Employees Exercise           Appreciation for
                     Granted    in Fiscal  Price  Expiration    Option Term
         Name        (#) (1)      Year     ($/Sh)    Date    5% ($)     10% ($)
         ----        ---------- --------- -------- ------    ------     -------

Laidacker M. Seaberg  24,000     26.7      13.75  12/11/07   $208,080   $525,840
Randy M. Schrick      12,000     13.4      13.75  12/11/07    104,040    262,920
Robert G. Booe        12,000     13.4      13.75  12/11/07    104,040    262,920
Sukh Bassi, Ph.D.      7,000      7.7      13.75  12/11/07     60,690    153,370
Gerald Lasater         7,000      7.7      13.75  12/11/07     60,690    153,370



Option Exercises and Year End Holdings

         The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options during the fiscal year ended June 30, 1998, and unexercised options held as of the end of fiscal 1998:


                   AGGREGATED OPTION EXERCISES IN FISCAL 1998
                            AND FY-END OPTION VALUES

                                                    Number of
                                                    Securities      Value of
                                                    Underlying    Unexercised
                                                    Unexercised   In-the-Money
                                                    Options at     Options at
                                                    FY-End (#)     FY-End ($)
                     Shares Acquired Value Realized Exercisable/  Exercisable/
         Name        on Exercise (#)     ($)        Unexercisable Unexercisable
         ----        --------------- -------------- ------------- -------------

Laidacker M. Seaberg     ---              ---       18,000/54,000      ---
Randy M. Schrick         ---              ---        9,000/27,000      ---
Robert G. Booe           ---              ---        9,000/27,000      ---
Sukh Bassi, Ph.D.        ---              ---        5,250/15,750      ---
Gerald Lasater           ---              ---        5,250/15,750      ---

Performance of the Company's Common Stock

         The following performance graph compares the performance of the Company's Common Stock during the period beginning June 30, 1993 and ending June 30, 1998, to the Center for Research in Security Prices of the University of Chicago School of Business ("CRSP") index for the NASDAQ Stock Market (the "NASDAQ COMPOSITE" index consisting of US companies) and a peer group CRSP index consisting of 113 NASDAQ stocks of US processors of food and kindred products having SIC codes between 2000 - 2099 (the "NASDAQ Food" index) for the same period. The graph assumes a $100 investment in the Company's Common Stock and in each of the indexes at the beginning of the period and a reinvestment of dividends paid on such investments throughout the period.




                            VALUE OF $100 INVESTMENTS
               ASSUMING REINVESTMENT OF DIVIDENDS AT JUNE 30, 1993
                         AND AT EACH SUBSEQUENT JUNE 30

[Performance Graph Omitted - grap reflects information shown in table below]


                         1993     1994     1995     1996     1997      1998
MWGP                     $100     $143     $ 75     $ 53     $ 54      $ 60
NASDAQ FOOD              $100     $101     $108     $111     $131      $160
NASDAQ COMPOSITE         $100     $101     $135     $173     $210      $277

Report of the Human Resources Committee

     Human Resources Committee Interlocks and Insider Participation. Executive compensation is based primarily upon recommendations made to the Board of Directors by the Company's Human Resources Committee (the "Committee"). The Committee for the year ended June 30, 1998, consisted of F.D. "Fran" Jabara (Chairman), Daryl R. Schaller, Ph. D. and Robert J. Reintjes. The present Committee consists of Daryl R. Schaller, Ph.D. (Chairman), Eleanor B. Schwartz, D.B.A. and Tom MacLeod, Jr. All of the members of the Committee are non-employee directors of the Company. The Committee recommends to the Board of Directors compensation and compensation plans for officers and employees who are paid in excess of $60,000 per annum. The recommendations are acted upon by the full board which includes Messrs. Seaberg and Schrick, who are two of the five highest paid officers of the Company.

         This report is provided by the Committee to assist stockholders in understanding the Committee's philosophy in establishing the compensation of the Chief Executive Officer and all other Executive Officers of the Company for the year ended June 30, 1998 ("the Year").

         Compensation Philosophy. Historically, executive compensation has been designed to link rewards with business results and stockholder returns consistent with (a) the executive's level of responsibility, (b) compensation paid to the executive in the prior year, (c ) the Company's performance for the Year and the prior year, (d) the executive's individual performance for the Year and the prior year, (e) salary levels for executives in comparable positions in comparable enterprises, (f) inflation and (g) a variety of other factors. The components of Executive Compensation which reflect this philosophy consist of
(i) annual base salary,  (ii) annual cash bonuses,  (iii) annual stock  bonuses,
(iv) stock options and (v) equity based retirement compensation which is reflected in the Company's Employee Stock Ownership Plan. In formulating its compensation recommendations the Committee considers information and recommendations provided by management and by Hay Management Consultants, a nationally known and recognized firm of management consultants.

         Base Salary. The past practice of the Committee has been to establish base salaries of all executives prior to the beginning of the Year based on the various factors described in the preceding paragraph. However, due to severely adverse economic conditions which had significant negative impacts on the Company's earnings and cash flows, the Committee reduced base salaries in the summer of 1995 for all executive officers. In January, 1996 a portion of the reductions was restored and by the end of the fiscal year ending June 30, 1996, the rates of base pay were returned to levels in effect at the beginning of the prior year. Since June 30, 1996, and due to a continuation of adverse conditions affecting the Company's operations modest base salary increases have been effected to keep salary levels reasonably consistent with inflation and salary levels for executives in comparable positions in comparable enterprises.

     Annual Cash Bonuses. Annual cash bonuses are paid primarily pursuant to a Cash Bonus Plan that has been utilized prior to the downturn that began in 1994. Under that plan each executive, along with all other nonunion personnel, become entitled to cash bonuses, payable semiannually, of up to 25% of each employee's base salary if certain performance targets are met. Due to a continuation of adverse economic situations which has prevailed since 1995 bonus targets have not been met. Accordingly, no cash bonuses have been paid to any Executive Officers for the last three years under this Plan.

         The Committee has also authorized a $50,000 bonus pool that may be paid at the discretion of the Chief Executive Officer to reward superior performance during the Year by any employee of the Company other than the CEO. No awards have been made from the bonus pool to any of the named executive officers for the last three years other than a $15,000 bonus to Mr. Bassi during 1998 . That bonus was awarded due to the success achieved by the Company's Wheat Gluten
Division in promoting the recent victory by the United States Wheat Gluten Industry Council in its action to establish quotas against the dumping of subsidized wheat gluten in the United States by foreign exporters.

         Executive Stock Bonus Plan. From time to time the Company has made shares of the Company's Common Stock available to key executive and managerial employees on favorable terms in order to encourage stock ownership at those management levels. The Company's Executive Stock Bonus Plan and the Stock Incentive Plan have been the vehicles designed to achieve this objective. Under the Executive Stock Bonus Plan, key executives and managerial employees are selected at the end of the year by the Committee to receive stock bonuses based primarily upon recommendations received by the Committee from Company management after an assessment of each participant's individual performance for the Year and based upon the amount of stock previously acquired by the participant from the Company under such plans in prior years. Under that Plan, the aggregate amount contributed by the Company for the purchase of stock under the Plan may not exceed 5% of the Company's consolidated pretax income for the year. Due to the reduced profitability of the Company for the last three years, the Committee has elected not to implement the Executive Stock Bonus Plan for any employees in either of the last three fiscal years. The Committee also decided in 1996 to exclude participation by Senior Executives in the plan in the future due to their inclusion in the Stock Incentive Plan of 1996, as discussed below.

         Stock Incentive Plan of 1996. In January, 1996, the Board of Directors, upon recommendation of the Committee, adopted the Stock Incentive Plan of 1996. The Plan was approved by stockholders at the Annual Meeting in 1996. The Board and the Committee took this action due to a recognized need to provide medium term incentives for the retention and motivation of Senior Executives consistent with current needs to conserve cash. Since that action the Committee has granted options to Senior Executives on an annual basis. In fiscal 1998, options were granted to eight executives to purchase an aggregate of 79,500 shares of the Company's Common Stock at a price of $13.75 per share. Additional information about options granted in 1998 and the aggregate of options granted since the adoption of the plan is reflected in the tables on page 18.

     Employee Stock Ownership Plan. The final component of executive compensation consists of participation in the Company's employee stock ownership plans for salaried and certain hourly employees ("Salaried ESOP"). Amounts contributed by the Company are invested in shares of the

Company's Common Stock. Shares purchased are allocated to participant accounts in proportion to the participant's eligible compensation (as defined). Generally, accounts are distributed to participants who have completed at least ten years of service upon death, permanent disability or retirement. The amount of the Company's contribution to the Salaried ESOP is determined by the Board each year based upon the recommendation of the Committee. The Committee bases its recommendation primarily upon Company performance for the Year. In fiscal 1998, the Company contributed an amount equal to 9% of eligible compensation for the plan.

         Compensation of the Chief Executive Officer for 1998. All of the components of the 1998 compensation of the Chief Executive Officer were determined in accordance with the criteria described above for other Senior Executives.

     This report is being made over the names of F.D. ("Fran") Jabara (Chairman), Daryl R. Schaller and Robert J. Reintjes, who were the members of the Committee which passed on Executive Compensation for the Year.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth as of July 1, 1998, the number of shares beneficially owned and the percentage of ownership of the Company's Preferred Stock and Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of either class of the Company's capital stock outstanding, (ii) each director of the Company, and (iii) all directors and officers of the Company as a group.

                                               Shares Beneficially Owned (a)
      Stockholder                        Common Stock        Preferred Stock
                                        No.of Shares   %    No. of Shares    %

Michael Braude (b)....................      6,833     .07
Robert G. Booe (b) (c)(d).............  1,007,866   10.39
Daryl Schaller (b)....................      1,767     .02
Brian Cahill  (c).....................    935,200    9.64
Cloud L. Cray, Jr.(b)(e)(f)...........  2,389,674   24.64      333        76.2
Richard B. Cray (e)(g)................    106,839    1.10      334        76.4
F. D. "Fran". Jabara (b)..............      5,451     .06
Dave Rindom (c).......................    924,482    9.53
Tom MacLeod (b).......................     10,582     .11
Robert J. Reintjes (b)(h).............     13,520     .14
Randy M. Schrick (b)(c)(i)............    955,606    9.85
Laidacker M. Seaberg (b)(c)(e)(j).....  1,488,018   15.34      383        87.6
Eleanor B. Schwartz (b)...............      3,712     .04
Cray Family Trust (e).................                         333        76.2
Trustees of the Company's ESOPs (c)...    923,863    9.52
All Officers and Directors
  as a Group of 18 (b)(k).............  4,069,238   41.95      384        87.9

(a) For the purposes of the table, a person is deemed to be a beneficial owner of shares if the person has or shares the power to vote or to dispose of them. Except as otherwise indicated in the table or the footnotes below, each person had sole voting and investment power over the shares listed in the beneficial ownership table and all stockholders shown in the table as having beneficial ownership of 5% or more of either of the classes of stock had business addresses at 1300 Main Street, Atchison, Kansas 66002, as of June 30, 1998. Stockholders disclaim beneficial ownership in the shares described in the footnotes as being "held by" or "held for the benefit of" other persons.

(b) The table includes shares which may be acquired pursuant to stock options granted under the Company's stock option plans that became exercisable on or before May 1, 1998. These consist of options held by six non-employee directors to purchase 2,000 shares each and one non-employee director to purchase 1,000 shares, options held by Messrs. Booe, Schrick and Seaberg to purchase 9,000, 9,000 and 18,000 shares, respectively and options held by all officers and directors as a group to purchase 69,125 shares.

(c) The Company's Employee Stock Ownership Plans (ESOPs) hold for the benefit of participants 923,863 shares of Common Stock, all of which are attributed in the table to each of the five trustees, who are the same for each Plan. The trustees are obligated to vote the shares which are allocated to participants in accordance with instructions given by such participants (all except 1,000 were allocated at July 1, 1998). Unallocated shares are voted by the trustees. The trustees, and the number of shares allocated to their accounts are as follows: Mr. Seaberg (65,607 shares); Mr. Booe (38,954 shares); Mr. Cahill (8,784 shares);
      Mr. Rindom (5,697 shares); and Mr. Schrick (19,964 shares). A total of 187,400 shares are allocated to the accounts of all other officers and directors.

(d )  Includes 45,000 shares held by Mr. Booe's wife.

(e) The Cray Family Trust holds 333 shares of Preferred Stock which are attributed in the table to the trustees, who share the power to vote and dispose of such shares. The trustees are Mr. Cray, Jr., Mr. Seaberg and Mr. Richard B. Cray.

(f) Includes 154,723 shares of Common Stock held by the Cray Medical Research Foundation with respect to which Mr. Cray, Jr. is a director and 570,765 shares of Common Stock held by other family trusts with respect to which Mr. Cray, Jr. or his spouse is a trustee, and 50,000 shares held by the Cloud L. Cray Foundation.

(g) Includes 333 shares of Preferred Stock held by the Cray Family Trust and 50,000 shares of Common Stock held by a foundation with respect to which Mr. Richard B. Cray is a Trustee.

(h)   All but 6,930 of the shares are held by Mr. Reintjes' wife.

(i)   Includes 6,603 shares held by members of Mr. Schrick's family.

(j) Includes 141,793 shares held by Mr. Seaberg's wife and other family trusts with respect to which Mr. Seaberg or his wife is a trustee or a custodian.

(k) Includes shares discussed under notes (a) through (i) as well as shares held by members of the families of officers not listed in the table.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected the firm of Baird, Kurtz & Dobson as independent certified public accountants to audit the books, records and accounts of the Company for 1998. The selection was made upon the recommendation of the Audit Committee, which consists of Mr. Braude, Chairman, and Messrs. MacLeod, Jr., Jabara, Reintjes, Schaller and Ms. Schwartz. Baird, Kurtz & Dobson has audited the Company's books annually since 1958.

      Representatives   of  Baird,  Kurtz  &  Dobson  will  be  present  at  the
stockholders' meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

                               PROXY SOLICITATIONS

      The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers, banks or other persons for reasonable expenses in sending proxy material to beneficial owners. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by directors, officers and other employees of the Company who will receive no additional compensation therefore.

      Stockholders who intend to present proposals for inclusion in the Company's Proxy Statement for the next Annual Meeting of Stockholders on October 7, 1999, must forward them to the Company at 1300 Main Street, Box 130, Atchison, Kansas 66002, Attention: Robert G. Booe, Chief Financial Officer, so that they are received on or before June 1, 1999. In addition, proxies solicited by management may confer discretionary authority to vote on matters which are not included in the proxy statement but which are raised at the Annual Meeting by Stockholders, unless the Company receives written notice of the matter on or before August 1, 1999, at the above address.


                                          By Order of the Board of Directors

                                          s/Laidacker M. Seaberg
                                          Laidacker M. Seaberg
                                          President and Chief Executive Officer

September 17, 1998

                                                                   Appendix A


















                          MIDWEST GRAIN PRODUCTS, INC.

                1998 STOCK INCENTIVE PLAN FOR SALARIED EMPLOYEES

                                TABLE OF CONTENTS




      Section                                                             Page

1.    Purposes.......................................................      A-1

2.    Definitions....................................................      A-1

3.    Grants of Stock Incentiv.......................................      A-2

4.    Stock Subject to the Pla.......................................      A-4

5.    Stock Awards...................................................      A-5

6.    Stock Options..................................................      A-5

7.    Stock Appreciation Right.......................................      A-8

8.    Adjustment Provisions... ......................................      A-9

9.    Term............................................................     A-10

10.  Administration...................................................     A-10

11.  General Provisions..............................................      A-11

12.  Amendment or Discontinuanc.......................................     A-12

13.  Effective Date...................................................     A-13


                           Approved by Board of Directors, subject to Stockholder Approval: March 5, 1998.

                           Approved by Stockholders: October _, 1998.

                           Effective Date:  March 5, 1998.

                          MIDWEST GRAIN PRODUCTS, INC.
                1998 STOCK INCENTIVE PLAN FOR SALARIED EMPLOYEES

         1.  PURPOSES

                  The purposes of the Plan are (a) to provide additional incentive for Salaried Employees of the Company and its Subsidiaries by authorizing a Committee of the Board of Directors to grant stock incentives to such Salaried Employees, thereby furthering their identity of interest with the interests of the Company's shareholders, and increasing their interest in and commitment to the future growth and prosperity of the Company; and (b) to enable the Company to induce the employment and continued employment of Salaried Employees and to compete with other organizations in attracting and retaining the services of highly-qualified personnel.

         2.  DEFINITIONS

                  Unless otherwise required by the context, the following terms, when used in the Plan, shall have the meanings set forth in this Section 2.

                  Board of Directors or Board: The Board of Directors of the Company.

                  The Code: The Internal Revenue Code of 1986 as now or hereafter amended.

                  Committee: A committee of the Board of Directors of the Company as provided in Section 10(a) of the Plan.

                  Common Stock: The Common Stock of the Company, no par value, or such other class of shares or other securities as may be subject to the Plan as the result of an adjustment made pursuant to the provisions of Section 8.

                  Company:  Midwest Grain Products, Inc., a Kansas corporation.

                  Fair Market Value of a Share of Common Stock: The fair market value of a share of Common Stock on the date as of which fair market value is to be determined shall be: (a) if the Common Stock is reported on the NASDAQ National Market System of the National Association of Securities Dealers, Inc., the last reported sales price of a share of Common Stock as reported by NASDAQ; or (b) if the Common Stock is listed on an established securities exchange or exchanges, the highest reported closing price of a share of Common Stock on such exchange or exchanges. The fair market value of the Common Stock if not so reported or listed and the fair market value of any other property on the date as of which fair market value is to be determined shall mean the fair market value as determined by the Committee in its sole discretion.

              Incentive Compensation: Bonuses, extra and other compensation payable in addition to a salary or other base amount, whether contingent or not, whether discretionary or required to be paid pursuant to an agreement, resolution, arrangement, plan or practice, and whether payable currently or on a deferred basis, in cash, Common Stock or other property.

                  Incentive Stock Option: A stock option granted hereunder which satisfies the conditions of Section 6 of the Plan, and the requirements of
Section 422 of the Code.

                  Salaried Employee: A salaried, full-time employee of the Company or of a Subsidiary, including an officer or director who is an employee.

                  Mature Stock: shall mean shares of Common Stock which have been obtained through the exercise of an option under this Plan or any other plan of the Company, which are delivered to the Company in order to exercise an Option and which have been held continuously by an Optionee for six months or more.

                  Option: An option to purchase shares of Common Stock or, where the context so requires, the instrument which evidences such an option as provided in paragraph (c) of Section 3 of the Plan.

                  Plan: The 1998 Stock Incentive Plan for Salaried Employees herein set forth as the same may from time to time be amended.

                  Restricted Shares: Shares of Common Stock issued or transferred subject to terms and conditions with respect to payment or forfeiture as authorized by Section 5.

                  Stock Appreciation Right: A right to receive a number of shares of Common Stock, cash, or a combination of the two based on the increase in the Fair Market Value of shares of Common Stock subject to an Option, as set forth in Section 7 of the Plan.

                  Stock Award: An issuance or transfer of shares of Common Stock at the time a Stock Incentive is granted or as soon thereafter as practicable, or an undertaking to issue or transfer such shares in the future, including, without limitation, such an issuance, transfer or undertaking with respect to a Stock Incentive that is contingent, in whole or in part, upon the attainment of a specified objective or objectives.

                  Stock Incentive: A stock incentive granted under the Plan in one of the forms authorized in Section 3.

                  Subsidiary: A corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Company.

         3.  GRANTS OF STOCK INCENTIVES.

                  (a) Eligibility. Subject to the provisions of the Plan, the Committee may at any time grant Stock Incentives under the Plan to, and only to, Salaried Employees who are not members of the Committee. Subject to express limitations contained in the Plan, conditions governing the grant of Incentive Stock Options and applicable Federal and State laws governing discrimination based on age, sex, race, national origin, disability and the like, the Committee may exercise complete discretion with respect to (a) the number and amount of stock incentives to be granted, (b) the timing and frequency of any grant, (c) the identification of Salaried Employees to receive grants under the plan and to thereby participate in a grant ("Participant"), (d) the amount of incentives to be granted to a Participant and the terms and conditions to be established for each grant. In exercising such discretion, the Committee may take into account all legally cognizable factors, including without limitation, factors such as the Participant's performance and length of service, recommendations of supervisors, management and other superiors, the performance of business units, departments or divisions within which the Participant is employed, and the financial condition and performance of the Company as a whole. The Committee may also grant options individually or to specified classes or groups of persons and thereby exclude other individuals, classes or groups that may otherwise be eligible to participate in an option grant. Nothing contained in this Plan is to be construed as providing any Salaried Employee with any right to receive any stock incentive simply by virtue of such person's being or achieving the status of a Salaried Employee

                  (b) Types of Stock Incentives. Stock Incentives may be granted in the following forms:

                     (i)        a Stock Award, in accordance with Section 5, or

                    (ii)        a Stock Option, in accordance with Section 6, or

                   (iii)       a Stock Appreciation Right, in accordance with
                                Section 7, or

                    (iv)        a combination of any of the foregoing.

                  (c) Evidence of Grant. Each Stock Incentive shall be evidenced by a written instrument in a form prescribed by the Committee, which instrument shall be consistent with the Plan, shall incorporate the Plan by reference, and shall be signed on behalf of the Company by a person authorized by the Committee. Any such instrument may contain such additional provisions consistent with the Plan as the Committee may deem advisable.

                  (d) Amendments. The Committee may from time to time authorize the amendment of outstanding stock incentives so long as such amendments are consistent with the Plan, as amended. Without limiting the foregoing such amendments may, in the case of any outstanding stock option not immediately exercisable in full, accelerate the time in which the option may be exercised by the removal or modification of installments imposed in the initial grant of such option pursuant to Section 6(d). Any amendment shall be evidenced by a written instrument in a form prescribed by the Committee, which instrument shall be consistent with the Plan, and shall be signed on behalf of the Company by a person authorized by the Committee. Any such amendment may contain such additional provisions consistent with the Plan, as amended, as the Committee may deem advisable.

         4.  STOCK SUBJECT TO THE PLAN.

                  (a) Number of Shares.  Subject to the  provisions of paragraph
(c) of this Section 4 and of Section 8, the aggregate number of shares of Common Stock which may be issued or transferred pursuant to Stock Incentives granted under the Plan shall not exceed three hundred thousand (300,000) shares of Common Stock.

                  (b) Source of Shares. Subject to the requirements of applicable Kansas law, authorized but unissued shares of Common Stock and shares of Common Stock held in the treasury, whether acquired by the Company specifically for use under the Plan or otherwise, may be used, as the Board of Directors may from time to time determine, for purposes of the Plan; provided, however, that any shares acquired or held by the Company for the purposes of the Plan shall, unless and until transferred to a Salaried Employee in accordance with the terms and conditions of a Stock Incentive, be and at all times remain treasury shares of the Company, available for any corporate purpose, irrespective of whether such shares are entered in a special account for purposes of the Plan.

                  (c) Charges Against Plan Limit. If any shares of Common Stock subject to a Stock Incentive shall not be issued or transferred or shall cease to be issuable or transferable under such Stock Incentive, or if any such shares shall, after issuance or transfer, be reacquired by the Company or Subsidiary because of an employee's failure to comply with or meet the terms and conditions of a Stock Incentive, such shares shall no longer be charged against the limitation provided for in paragraph (a) of this Section 4 and may again be made subject to Stock Incentives; and, only the net additional shares issued upon the exercise of a stock incentive through the delivery or withholding of shares of Common Stock in payment of the exercise price or withholding taxes shall be counted against the number of shares which are authorized for issuance under
Section 3(a). The limitation provided for in paragraph (a) of this Section 4, shall also be increased by the number of shares subject to any Substitute Stock Options granted under Section 6(j). Notwithstanding the foregoing, shares shall be deemed to have been issued pursuant to an Option or Stock Award and shall be charged against the limitation provided for in paragraph (a) of this Section 4, whether actually delivered, to the extent of the number of shares covered by that portion of the related option or award granted under the Plan which is settled by the exercise of a Stock Appreciation Right or by a cash payment under a Stock Award.

                  (d) Certain Limitations on Grants. Notwithstanding any provision herein to the contrary, and subject to adjustment as provided in
Section 8, no Executive Officer of the Company may receive Stock Incentives under the Plan in any calendar year that relate to more than fifty thousand (50,000) shares of Common Stock. In addition, and subject to other provisions of the plan permitting the expiration of restrictions under certain circumstances, no Stock Award shall be granted under Section 5 unless the shares subject to the Award (other than shares purchased for cash at fair market value on date of purchase under a related Stock Purchase Right) are subject to restrictions on transfer and/or ownership specified by the Committee and the restrictions continue for a period of one year from the date of grant in the case of Awards that are performance based and continue for a period of three years from the date of grant in the case of Awards that are not performance based.

         5.  STOCK AWARDS

                  Stock Incentives in the form of Stock Awards shall be subject to the following provisions:

                  (a) Consideration. A Stock Award shall be granted only in payment of (i) Incentive Compensation that has been earned, (ii) as Incentive Compensation to be earned, or (iii) a combination of (i) and (ii).

                  (b) General. Shares of Common Stock subject to a Stock Award may be issued or transferred to a Salaried Employee at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Committee shall determine. With respect to a Stock Award providing for issuance or transfer of shares subsequent to the time it is granted, the Committee may provide for payment to the grantee of amounts not exceeding the cash dividends which would have been payable in respect of such shares (as adjusted under Section 8 of the Plan) if they had been issued or transferred at the time the Stock Award was granted. Such payments may be made in cash, shares of Common Stock or a combination of cash and shares. Such payments may be made at the time the shares are issued or transferred, or at the time or times the cash dividends would have been payable if the shares had been issued or transferred at the time the Stock Award was granted. Any amount payable in shares of Common Stock under the terms of the Stock Award may be paid in cash on each date on which delivery of shares would otherwise have been made, in an amount equal to the Fair Market Value on such date of the shares which would otherwise have been delivered.

                  (c) Restrictions on Transfer, Forfeiture. A Stock Award may contain such terms and conditions as the Committee may determine with respect to transfer, payment or forfeiture of all or any part of the Stock Award.

                  (d) Other Terms. A Stock Award may be subject to such other terms and conditions, including, without limitation, restrictions on sale or other disposition of the Stock Award or of the shares issued or transferred pursuant to the Stock Award, as the Committee may determine; provided, however, that upon the issuance or transfer of shares pursuant to a Stock Award, the recipient shall, with respect to such shares, be and become a shareholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Stock Award.

         6.  STOCK OPTIONS

                  Stock Incentives granted under the Plan in the form of Stock Options shall be subject to the following provisions:

                  (a) Date of Grant. The "Date of Grant" of an Option shall be the date the action of the Committee providing for the grant of the Option is taken, or such later date as the Committee may provide.

                  (b) Option Price. The price at which shares of Common Stock may be purchased under an Option (the "Option Price") shall be specified in the Option and shall be not less than 100% of the Fair Market Value of such stock on the Date of Grant of the Option. In the case of options other than incentive stock options, the Committee may grant options at a price equal to such percentage of the Fair Market Value of the stock on the date of grant as the Committee may specify, provided that in no case shall the price be less than 100% of such Fair Market Value.

                  (c) Term of Option. An Option shall be exercisable only during a term (the "Term of the Option" or "Term") commencing not sooner than six months and one day after the Date of Grant of the Option and ending (unless the Option shall have terminated earlier under other provisions of the Plan) on a date fixed by the Committee and stated in the Option, which date shall be an anniversary of the Date of Grant of the Option and shall not be later than the tenth anniversary. If an Option is granted for an original Term of less than ten years, the Committee may, at any time prior to the expiration of the Option, extend its Term for a period ending not later than the tenth anniversary of the Date of Grant of the Option.

                  (d) Installments. An Option may provide that it shall be exercisable in full or in part at any time during the Term of the Option, or that it shall be exercisable in a specified series of installments. Unless otherwise provided in the Option, installments or portions thereof not exercised in earlier periods shall be cumulative and shall be available for exercise in later periods. The Committee may, by so providing in an Option, require any partial exercise thereof to be with respect to a specified minimum number of shares.

                  (e) Termination of Employment other than by Death or Retirement. The provisions set forth in this subsection shall apply, unless the Committee otherwise specifies in the Award or unless the Option is intended to be an Incentive Stock Option. If an optionee shall cease, for a reason other than his death or retirement, to be employed by the Company or Subsidiary, the Option shall terminate ninety (90) days after the cessation of employment if the option is an Incentive Stock Option and not later than one year after the cessation of employment with respect to other options, unless the Incentive or other option terminates earlier by its terms or under other provisions of the Plan. Until the Option terminates it may be exercised by the optionee, his estate or legal representatives for all or a portion of the shares as to which the right of purchase had accrued under the Plan at the time of cessation of employment, subject to all applicable conditions and restrictions provided in the Plan and the Option. In no event shall an Option be exercisable later than the date of expiration of the Term of the Option, and in no event shall an Option be exercisable for any shares as to which the right of purchase had not accrued at the time of cessation of employment. Employment for the purposes of this paragraph shall mean continuous full-time salaried employment. Vacations, sick leaves and any approved absence on leave shall not constitute a termination of employment or an interruption of continuous full-time salaried employment.

                  (f) Retirement. The provisions set forth in this subsection shall apply, unless the Committee otherwise specifies in the Award or unless the Option is intended to be an Incentive Stock Option. If an optionee shall retire, the Option shall terminate on the third anniversary of such retirement, unless it terminates earlier by its terms or under other provisions of the Plan. Until the Option terminates it may be exercised by the optionee, his estate or legal representatives for all or a portion of the shares as to which the right of purchase had accrued as of the date of such exercise, subject to all applicable conditions and restrictions provided in the Plan and the Option. In no event shall an Option be exercisable later than the date of expiration of the Term of the Option, and in no event shall an Option be exercisable for any shares as to which the right of purchase had not accrued at the time of exercise.
"Retirement" for purposes of paragraph 6(e) and (f) shall be defined by the Committee with respect to age, service, and other requirements. Notwithstanding the foregoing, if the option is an Incentive Stock Option, it may be exercised as an incentive stock option by the retired optionee or his estate not later than the day three months after the date of termination of his employment and by his estate not later than the first anniversary of such termination of employment if the optionee's death occurred prior to the day three months after the termination of employment.

                  (g) Death. If an optionee shall die while in the employ of the Company or a Subsidiary and if the Option was in effect at the time of his death (whether or not its terms had then commenced), the Option may, until the expiration of one year from the date of death of the optionee or until the earlier expiration of the Term of the Option, be exercised as and to the extent it could have been exercised by the optionee had he been living at the time, by the legal representatives of the optionee or by any person, persons or entity to whom his rights under the Option shall have been transferred pursuant to the provisions of paragraph (g) of Section 11 of the Plan. Such exercise shall not be limited to the shares as to which the right of purchase had accrued at the date of death of the optionee, but shall be subject to all applicable conditions and restrictions prescribed in the Plan and the Option, including any installment provision.

                  (h) Exercise. To the extent that the right to purchase shares has accrued under an Option, the Option may be exercised from time to time by the optionee or by a person or persons entitled to exercise the Option, by delivery to the Company of a written notice, in the manner and in such form as may be prescribed by the Committee, stating the number of shares with respect to which the Option is being exercised, and by making provision satisfactory to the Company for the payment in full of the Option price of the shares prior to or in connection with the delivery of certificates evidencing the shares. The Committee may, in its discretion and upon request of the Participant, issue shares of Common Stock upon the exercise of an Option directly to a brokerage firm or firms to be approved by the Company, without payment of the purchase price by the optionee but upon delivery of an irrevocable guarantee by such brokerage firm or firms of the payment of such purchase price or upon the participant's issuance to the brokerage firm of irrevocable instructions to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay the exercise price and any withholding taxes. Upon receipt of such notice and payment arrangement in form satisfactory to the Company, the Company shall deliver to or upon the order of the optionee, or such other person entitled to exercise the Option, at the General Office of the Company, or at such place as shall be mutually acceptable, a certificate of certificates evidencing such shares. An Option may not be exercised for fractional shares of Common Stock. Payment in form satisfactory to the Company may, at the option of the Company, include payment by transfer to the Company of other shares of Mature Stock or other Common Stock which was not obtained through the exercise of a stock option owned by the Optionee or by the withholding of shares to be distributed in connection with the exercise of a Stock Incentive. Common Stock transferred to the Company or withheld from shares to be distributed in payment of the option price or withholding taxes shall be valued at the Fair Market Value of the Common Stock on the date of the exercise.

                  (i) No Rights Before Exercise. No person shall have any rights of a stockholder by virtue of an Option except with respect to shares actually issued to him, and issuance of shares shall not confer retroactive rights to dividends.

                  (j) Substitute Options. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation as the result of which it becomes a Subsidiary. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Section 6 to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

                  (k) Certain Limits on Incentive Stock Options. In the case of Incentive Stock Options, the amounts, terms and conditions of such grants shall be subject to and comply with the requirements for Incentive Stock Options as set forth in Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

         7.  STOCK APPRECIATION RIGHTS.

                  (a) Grant. Stock Appreciation Rights may be granted in connection with any Option granted under the Plan, either at the time of the grant of such Option or at any time thereafter during the term of the Option. A grant of Stock Appreciation Rights shall either be included in the instrument evidencing the Option to which they relate or evidenced by a separate instrument meeting the requirements of Section 3 of the Plan.

                  (b) Settlement. A person entitled to exercise an Option in connection with which Stock Appreciation Rights shall have been granted shall be entitled, at such time or times and subject to such terms and conditions as may be stated in the granting instrument, to settle all or part of the Option by requesting the Company to pay, in cancellation of the part of the Option to be settled, consideration in an amount equal to the number of shares of Common Stock subject to the canceled part of the Option times the amount by which the fair market value of one share on the exercise date exceeds the Option Price (the "Appreciation"). The election shall be made in a written instrument, in form satisfactory to the Committee, delivered in the manner prescribed in
Section 6(h) for the exercise of options.

                  (c) Form of Consideration. The form of the consideration to be paid for the Appreciation shall either be cash, shares of Common Stock having an aggregate market value on the exercise date equal to the Appreciation, or a combination of cash and shares. Such form of consideration shall be specified either by the Committee or, subject to the approval of the Committee, by the person exercising the Stock Appreciation Right, provided that such form of consideration shall in no event include fractional shares of Common Stock.

                  (d) Provisions in a Related Option. An Option in connection with which Stock Appreciation Rights are granted may prescribe or limit the period or periods of time during which the Stock Appreciation Rights may be exercised as provided in paragraph (b) of this Section 7, and may prescribe such additional terms and conditions applicable to the exercise of the Stock Appreciation Rights as may be determined by the Committee and as are consistent with the Plan. In no event may Stock Appreciation rights be exercised at a time when the Option in connection with which they were granted is not exercisable.

         8.  ADJUSTMENT PROVISIONS

                  In the event of a reorganization of the Company, an equitable adjustment shall be made in: (a) the number and class of shares or other securities that may be issued or transferred pursuant to Stock Incentives in the aggregate or to any individual, (b) the number and class of shares or other securities which have not been issued or transferred under outstanding Stock
Incentives, (c) the purchase price to be paid per share under outstanding Options, and (d) the price to be paid per share by the Company or a subsidiary for shares or other securities issued or transferred pursuant to Stock Incentives which are subject to a right of the Company or a Subsidiary to reacquire such shares or other securities. For this purpose, a "reorganization" shall be deemed to have occurred in the event:

               (i) any recapitalization, reclassification, split-up or consolidation of shares of Common Stock shall be effected;

              (ii) the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Company or the acquisition by another corporation of Common Stock or of all or part of the assets of the Company, exchanged for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of another corporation;

              (iii) new, different or additional shares or other securities of the Company or of another corporation are received by the holders of Common Stock with respect to such stock; or

               (iv) any distribution other than a cash dividend is made to the holders of Common Stock.

                  The Committee may also unilaterally amend outstanding stock incentives to remove restrictions or otherwise change the terms of outstanding stock incentives to permit such incentives to be substituted for comparable incentives to be provided by any entity which assumes the Company's obligations with respect to such outstanding stock incentives upon terms and conditions approved by the Board of Directors or Stockholders.

                  In the event of any other change in the capital structure or in the capital stock of the Company, the Committee shall be authorized to make such appropriate adjustments in the maximum number of shares of Common Stock available for issuance under the Plan in the aggregate or to any individual and any adjustments and/or modifications to outstanding Stock Incentives as it deems appropriate.

                  The action of the Committee in approving any adjustment or change contemplated by this Section 8 shall be conclusively deemed to be equitable, appropriate, fair and/or comparable and shall be binding on all persons holding rights under the Plan.

         9.  TERM

                  (a) Effective Date. The Plan shall be effective as of March 5, 1998, subject to approval by the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented, and entitled to vote at a meeting duly held in accordance with applicable law within one year after such effective date.

                  (b) Expiration Date. No Stock Incentives shall be granted under the Plan after March 4, 2008. Unless otherwise expressly provided in the Plan or in an applicable award agreement, any Stock Incentive granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Stock Incentive shall, continue after the authority for grant of new Stock Incentives hereunder has been exhausted.

         10.  ADMINISTRATION.

                  (a) Composition of Committee. The Plan shall be administered by the Committee which shall be composed solely of two or more non-employee or "outside" directors as defined by Section 162(m) of the Code and the regulations promulgated thereunder and Rule 16b- 3(b)(3) of the Securities and Exchange Commission (or any successor rule or statute at the time in effect). Any member of the Committee shall automatically cease to be a member of the Committee at such time as such person ceases to qualify as a "non-employee" or "outside" director as so defined and any vote cast by such person while so disqualified to act shall be deemed a nulity and shall not adversely affect any vote cast or action taken pursuant to the affirmative votes of a majority of the remaining members of the Committee who at such time were not so disqualified.

                  (b) Delegation of Board Authority. The Board of Directors may delegate to the Committee any or all its authority under the Plan, including the authority to award Stock Incentives, but excluding the authority to amend or discontinue the Plan.

                  (c) Rules, etc. The Committee may establish such rules and regulations and may construe, interpret and further define terms used in the Plan so long as such rules, regulations and other actions are not inconsistent with the provisions of the Plan and are otherwise believed to be necessary or appropriate to promote the purposes of the Plan, and may amend or revoke the same. All such rules, regulations, determinations, definitions and interpretations shall be binding and conclusive upon all persons granted stock incentives under the Plan, the Company, its Subsidiaries, its stockholders and all employees; upon their respective legal representatives, beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

                  (d) Limited Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Incentive granted under the Plan, and shall incur no liability except for willful misconduct in the performance of their duties.


         11.  GENERAL PROVISIONS

                  (a) No right to Continued Employment. Nothing in the Plan nor in any instrument executed pursuant thereto shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary or shall affect the right of the Company or of a Subsidiary to terminate the employment of any employee with or without cause.

                  (b) Legal Requirements for Transfers. No shares of Common Stock shall be issued or transferred pursuant to a Stock Incentive unless the Company is satisfied that there has been compliance with all legal requirements applicable to the issuance or transfer of such shares. In connection with any such issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to the Company that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

                  (c) No Rights in shares Before Issue or Transfer. No employee (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of the Plan or subject to any Stock Incentive, except as to such shares of Common Stock, if any, as shall have been issued or transferred to him.

                  (d) Grants to Prospective Salaried Employees. The Company or Subsidiary may, with the approval of the Committee, enter into an agreement or other commitment to grant a Stock Incentive in the future to a person who is or will be at the time of grant a Salaried Employee, and, notwithstanding any other provision of the Plan, any such agreement or commitment shall not be deemed the grant of a Stock Incentive until the date on which the Committee takes action to implement such agreement or commitment, which date shall for the purpose of the Plan be the date of grant.

                  (e) Implementation by subsidiary. In the case of a grant of a Stock Incentive to any employee of a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing or transferring the shares, if any, covered by the Stock Incentive to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the employee in accordance with the terms of the Stock Incentive. Notwithstanding any other provision hereof, such Stock Incentive may be issued by and in the name of the Subsidiary and shall be deemed granted on the date it is approved by the Committee or on such later date as the Committee shall specify.

                  (f) Taxes. The Company or a Subsidiary may make such provisions as it may deem appropriate for the withholding and payment of any taxes which the Company or Subsidiary determines it is required to withhold or which the employee deems to be payable in connection with any Stock Incentive. Such provisions may include a requirement that all or part of the amount of such taxes be paid to the Company or Subsidiary, in cash or by transfer to the Company of shares of Mature Stock or other Stock which was not obtained through the exercise of a stock option owned by the employee, or by the withholding of cash or shares of Common Stock payable to the employee under the stock incentive, or by any combination of the foregoing. To the extent that tax provisions are satisfied with shares of the Company's Common Stock, such stock shall be valued at Fair Market Value on the appropriate transaction date.

                  (g) No Assignments. No Stock Incentive and no rights under a Stock Incentive or under the Plan, contingent or otherwise, shall, by operation of law or otherwise, be transferable or assignable or subject to any encumbrance, pledge, hypothecation or charge of any nature, or to execution, attachment or other legal process, except that, in the event of the death of the holder of a Stock Incentive, the holder's rights under the Stock Incentive may pass, as provided by law, to the legal representatives of the holder, and such legal representatives may transfer any rights in respect of such Stock Incentive to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Stock Incentive, or in the case of intestacy, under the applicable laws relating to intestacy. During the life of a holder of a Stock Incentive, the Stock Incentive shall be exercisable only by such holder. Notwithstanding the foregoing, a Stock Incentive may be transferable, to the extent set forth in the applicable award agreement.

                  (h) No Restriction on Other Plans. Nothing in the Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, profit-sharing, insurance, stock purchase, incentive compensation or bonus plan.

                  (i) Applicable Law. The place of administration of the Plan shall conclusively be deemed to be within the State of Kansas and the validity, construction, interpretation and administration of the Plan and of any rules and regulations or determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be governed by and be determined exclusively and solely in accordance with, the laws of the State of Kansas. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan, or any payment or award made or purportedly made under or in connection therewith, must be commenced, shall be governed by the laws of the State of Kansas, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

         12.  AMENDMENT OR DISCONTINUANCE OF PLAN

                  (a) Amendments. The Plan may be amended by the Board of Directors at any time, provided that without the affirmative vote of the holders of a majority of the shares of the Company's Common Stock and a vote of the holders of a majority of the Company's Preferred Stock present or represented, and entitled to vote at a meeting duly held in accordance with applicable law, no amendment shall be made which (i) increases the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Stock Incentives as provided in paragraph (a) of Section 4, (ii) permits any person who is not determined to be a Salaried Employee to be granted a Stock Incentive, (iii) amends the provisions of paragraph (b) of Section 6, (iv) amends Section 9 to extend the term of the Plan, or (v) amends this Section 12.

                  (b) Plan Termination. The Board of Directors may by resolution adopted by a majority of the entire Board of Directors discontinue the Plan.

                  (c) Effect of Amendment or Termination. No amendment or discontinuance of the Plan by the Board of Directors or the shareholders of the Company shall adversely affect, without the consent of the holder thereof, any Stock Incentive theretofore granted.

         13.  EFFECTIVE DATE OF PLAN.

                  The Plan shall become effective on its adoption by the Board, provided, however, the Plan shall be submitted for approval by the holders of a majority of the shares of the Company's Common Stock and by the holders of a majority of the shares of the Company's Preferred Stock, present or represented and entitled to vote at a meeting duly held in accordance with applicable law prior to the first anniversary of such adoption by the Board. Any Stock Incentive granted prior to stockholder approval of the Plan shall become null and void if such approval is not obtained before the first anniversary of the effective date. Such grants shall also contain provisions for the return or cancellation of benefits if such stockholder approval is not obtained.

                                 CERTIFICATIONS

                  The undersigned Secretary of Midwest Grain Products, Inc., hereby certifies that the foregoing Plan reflects the Plan as duly adopted by the Board of Directors at a regular meeting of the Board duly called, noticed, convened and held on March 5, 1998, all in accordance with the Certificate of Incorporation, Bylaws and applicable laws of the State of Kansas.

                  Dated March 5, 1998.
                                                         s/Marta Myers
                                                         Marta Myers, Secretary

                  The undersigned Secretary of Midwest Grain Products, Inc., hereby certifies that the foregoing Plan was duly approved by the holders of a majority of the Common and Preferred Stock present or represented and entitled to vote at the Annual Meeting of Stockholders duly called, noticed, convened and held on October __, 1998, in accordance with the Certificate of Incorporation, Bylaws and applicable laws of the State of Kansas.

                  Dated October __, 1998.
                                                          ---------------------
                                                          Marta Myers, Secretary

                           MIDWEST GRAIN PRODUCTS, INC                 PROXY
              1300 Main street, Atchison, Kansas 66002            COMMON STOCK
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned appoints Cloud L. Cray, Jr., Laidacker M. Seaberg and Robert G. Booe, or any of them, each with full power to appoint his substitute, proxies to vote, in the manner specified on the reverse hereof, all of the shares of Common Stock of Midwest Grain Products, Inc., held by the undersigned at the Annual Meeting of stockholders to be held on October 8, 1998, or at any adjournment thereof.

         The undersigned has received the Company's Annual Report for 1998, and its Proxy Statement.

         This Proxy is revocable and it shall not be voted if the undersigned is present and voting in person.



                             Stockholder's Signature


                             Stockholder's Signature

                             Dated

                             Please sign exactly as your name(s) appear above. Joint owners should each sign. Executors, trustees, custodians, etc., should indicate the capacity in which they are signing.

         PLEASE RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                           (Continued from other side)

The Board of Directors Recommends a vote FOR the following proposals:

1. Election of one Group A Director for a term expiring in 2001. The Board of Directors has nominated Tom MacLeod, Jr.

          o  FOR the Nominee.        o AUTHORITY WITHHELD from the Nominee.

2. Approval of the 1998 Stock Incentive Plan for Salaried Employees:

          o  FOR  o  AGAINST  o  ABSTAIN

3. Approval of amendment to the Stock  Incentive Plan of 1996:

          o FOR o AGAINST o ABSTAIN

4. Approval of amendment to the 1996 Stock Option Plan for Outside Directors:

          o  FOR  o  AGAINST  o  ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

       IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED,
          THE SHARES WILL BE VOTED "FOR" THE NOMINEE UNDER PROPOSAL 1.
                         AND "FOR" PROPOSALS 2, 3 and 4.

             BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS CARD.

 [Logo]                    MIDWEST GRAIN PRODUCTS, INC           PROXY
            1300 Main Street, Atchison, Kansas 66002        PREFERRED STOCK

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned appoints Cloud L. Cray, Jr., Laidacker M. Seaberg and Robert G. Booe, or any of them, each with full power to appoint his substitute, proxies to vote, in the manner specified on the reverse hereof, all of the shares of Preferred Stock of Midwest Grain Products, Inc., held by the undersigned at the Annual Meeting of Stockholders to be held on October 8, 1998, or at any adjournment thereof.

         The undersigned has received the Company's Annual Report for 1998, and its Proxy Statement. This Proxy is revocable and it shall not be voted if the undersigned is present and voting in person.


                             Stockholder's Signature

                             Stockholder's Signature
                             Dated
                             Please sign exactly as your name(s) appear above. Joint owners should each sign. Executors, trustees, custodians, etc., should indicate the capacity in which they are signing.

         PLEASE RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                           (Continued from other side)



The Proxies are hereby given the following authority:

1. Election of two Group B Directors for terms  expiring in 2001.
   The Board has nominated:

                  Cloud L. Cray, Jr. and Robert J. Reintjes

          o  FOR both Nominees        o AUTHORITY WITHHELD from both  Nominees

          o AUTHORITY WITHHELD from the following Nominee:_____________________

2. Approval of the 1998 Stock Incentive Plan for Salaried Employees:

          o  FOR  o  AGAINST  o  ABSTAIN

3. Approval of amendment to the Stock  Incentive Plan of 1996:

          o FOR o AGAINST o ABSTAIN

4. Approval of amendment to the 1996 Stock Option Plan for Outside Directors:

          o  FOR  o  AGAINST  o  ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                 IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED
                PROXY IS RETURNED, THE SHARES WILL BE VOTED "FOR"
                    THE NOMINEES UNDER PROPOSAL 1. AND "FOR"
                              PROPOSALS 2, 3 and 4.

             BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS CARD.

                                                             September 17, 1998


TO: Participants in the Midwest Grain Products, Inc.
    Employee Stock Purchase Plan

         Provisions of the Midwest Grain Products, Inc. Employee Stock Purchase Plan (the "Plan") entitle participants to instruct the Trustee of the Plan as to the voting of Midwest Grain Products, Inc. Common Stock allocated to the accounts of participants. Accordingly, please find enclosed a form of instruction card that will permit you to direct the Trustee as to the voting of Common Stock allocated to your accounts in the Plan with respect to proposals to be acted upon at the Annual Meeting of Stockholders of the Company to be held on October 8, 1998.

         We are also enclosing a copy of the Company's Annual Report for 1998 and its Proxy Statement, unless you are being mailed one as a record holder of Common Stock.

         Please promptly complete and sign the instruction card and return it in the enclosed envelope.

         Thank you.

                                    Very truly yours,


                                     s/Laidacker M. Seaberg
                                    Laidacker M. Seaberg
                                    President and
                                    Chief Executive Officer

            MIDWEST GRAIN PRODUCTS, INC. EMPLOYEE STOCK PURCHASE PLAN
                        C/O Midwest Grain Products, Inc.
                    1300 Main Street, Atchison, Kansas 66002

    INSTRUCTIONS FOR THE VOTING OF MIDWEST GRAIN PRODUCTS, INC. COMMON STOCK

         The undersigned hereby instructs United Missouri Bank of Kansas City, N.A. as Trustee of the Midwest Grain Products, Inc. Employee Stock Purchase Plan (the "ESPP"), to vote, in the manner specified on the reverse hereof, all of the shares of Common Stock of Midwest Grain Products, Inc., held by the ESPP and allocated to the account of the undersigned at the Annual Meeting of Stockholders to be held on October 8, 1998, or at any adjournment thereof.

         The undersigned has received the Company's Annual Report for 1998 and its Proxy Statement.


                                           Accountholder's Signature

         Accountholder                     Dated:
                     Number of Shares Allocated to Account:

   PLEASE RETURN THIS INSTRUCTION CARD PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                           (Continued from other side)

The Board of Directors Recommends a vote FOR the following proposals:

1. Election of one Group A Director for a term expiring in 2001. The Board of Directors has nominated Tom MacLeod, Jr.

            o  FOR the Nominee.        o AUTHORITY WITHHELD from the Nominee.

2. Approval of the 1998 Stock Incentive Plan for Salaried Employees:

            o  FOR  o  AGAINST  o  ABSTAIN

3. Approval of amendment to the Stock  Incentive Plan of 1996:

            o FOR o AGAINST o ABSTAIN

4. Approval of amendment to the 1996 Stock Option Plan for Outside Directors:

            o  FOR  o  AGAINST  o  ABSTAIN

5. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED INSTRUCTION CARD IS RETURNED, THE SHARES WILL BE VOTED "FOR" THE NOMINEE UNDER PROPOSAL 1. AND "FOR" PROPOSALS 2, 3 and 4.

             BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS CARD.

                                                           September 17, 1998

TO: Participants in the
    Employee Stock Ownership Plan

         Provisions of the Employee Stock Ownership Plan (the "Plan") entitle participants to instruct the Trustees of the Plan as to the voting of Midwest Grain Products, Inc. Common Stock allocated to the accounts of participants. Accordingly, please find enclosed a form of instruction card that will permit you to direct the Trustees as to the voting of Common Stock allocated to your accounts in the Plan with respect to proposals to be acted upon at the Annual Meeting of Stockholders of the Company to be held on October 8, 1998.

         We are also enclosing a copy of the Company's Annual Report for 1998 and its Proxy Statement, unless you are being mailed one as a record holder of Common Stock.

         Please promptly complete and sign the instruction card and return it in the enclosed envelope.

         Thank you.


                                    Very truly yours,


                                    S/ Laidacker M. Seaberg
                                    Laidacker M. Seaberg
                                    President and
                                    Chief Executive Officer

           MIDWEST GRAIN PRODUCTS, INC. EMPLOYEE STOCK OWNERSHIP PLAN
                        C/O Midwest Grain Products, Inc.
                    1300 Main Street, Atchison, Kansas 66002

    INSTRUCTIONS FOR THE VOTING OF MIDWEST GRAIN PRODUCTS, INC. COMMON STOCK

         The undersigned hereby instructs Laidacker M. Seaberg, Robert G. Booe, Brian Cahill, Dave Rindom and Randy Schrick, as Trustees of the Employee Stock Ownership Plan indicated below (the "ESOP"), or any of them, to vote, in the manner specified on the reverse hereof, all of the shares of Common Stock of Midwest Grain Products, Inc., held by the ESOP and allocated to the account of the undersigned at the Annual Meeting of stockholders to be held on October 8, 1998, or at any adjournment thereof.

The undersigned has received the Company's Annual Report for 1998 and its Proxy Statement.

         Name of ESOP:


                                               Accountholder's Signature

         Accountholder                         Dated:
               Number of Shares Allocated to Account:

   PLEASE RETURN THIS INSTRUCTION CARD PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                           (Continued from other side)

The Board of Directors Recommends a vote FOR the following proposals:

1. Election of one Group A Director for a term expiring in 2001. The Board of Directors has nominated Tom MacLeod, Jr.

               o  FOR the Nominee.        o AUTHORITY WITHHELD from the Nominee.

2. Approval of the 1998 Stock Incentive Plan for Salaried Employees:

               o  FOR  o  AGAINST  o  ABSTAIN

3. Approval of amendment to the Stock  Incentive Plan of 1996:

               o FOR o AGAINST o ABSTAIN

4. Approval of amendment to the 1996 Stock Option Plan for Outside Directors:

               o  FOR  o  AGAINST  o  ABSTAIN

5. In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED INSTRUCTION CARD IS RETURNED, THE SHARES WILL BE VOTED "FOR" THE NOMINEE UNDER PROPOSAL 1. AND "FOR" PROPOSALS 2, 3 and 4.

             BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS CARD.